Exhibit 10.27

Lease Contract

Lessor (Party A): Wang Zhiguo
Lessee (Party B): Heilongjiang JSJ Bio-Technology Development Co., Ltd

This Contract is enacted according to "Economic Contract Law of the People's Republic of China", in order to clarify both Parties’ rights and obligations through voluntary negotiation on the basis of equality and consensus, the Parties hereby agreed as follows:

1.
Lease Property
Party A agreed to lease the property located on 5th Floor, Zone B, Far East Building, No. 18 Hengshan Road, Xiangfang District with a usable area of 30 ㎡to Party B, and rent is RMB 10,000 per year.

2.	Term of Lease The lease term shall be 3 years, from July 1, 2012 to June 30, 2015.

3.	Modification and Termination of Lease This Contract can be modified or terminated when both parties agree. Otherwise, any modification and termination will be deemed as breach of contract.

4.	If the negotiation fails to resolve the controversy, each party or both parties may submit the outstanding issue to court in accordance with “Contract Law of the People's Republic of China”.

This agreement is in duplicate, each party will hold one copy.

Lessor: (Sign or Chop) Wang Zhiguo

Lessee: (Sign or Chop)
Heilongjiang JSJ Bio-Technology Development Co. , Ltd
Qi Guifang

July 1, 2012